Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2023, relating to the consolidated financial statements of Tingo Group, Inc. (formerly MICT, Inc.) and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

September 21, 2023